Exhibit 99.1

LinkedIn Announces Second Quarter 2011 Financial Results

– Revenue Growth of 120%, to $121.0 million –

– GAAP EPS of $0.04; Non-GAAP EPS of $0.10 –

– Strong Growth in Key Member Engagement Metrics –

Mountain View, Calif. – August 4, 2011 – LinkedIn Corporation (NYSE: LNKD), the world’s largest professional network on the Internet, today reported its financial results for the second quarter ended June 30, 2011:

•	Members grew to 115.8 million, an increase of 61% from the second quarter of 2010

•	Unique visitors of 81.8 million per month, an increase of 83% from the second quarter of 2010

•	Page views of 7.1 billion, an increase of 80% from the second quarter of 2010

•	Revenue for the second quarter was $121.0 million, an increase of 120% compared to $54.9 million for the second quarter of 2010

•

Net income for the second quarter was $4.5 million, compared to $4.3 million for the second quarter of 2010; Non-GAAP net income for the second quarter was $10.8 million, compared to $6.4 million for the second quarter of 2010. Non-GAAP measures exclude tax-effected stock-based compensation expense and tax-effected amortization of acquired intangible assets

•	Adjusted EBITDA for the second quarter was $26.3 million, or 22% of revenue, compared to $11.5 million for the second quarter of 2010, or 21% of revenue

•	GAAP EPS for the second quarter was $0.04; Non-GAAP EPS for the second quarter was $0.10

“In the second quarter, we saw record levels of members, unique visitors, and page views, while revenue growth further accelerated,” said Jeff Weiner, CEO of LinkedIn. “Going forward, we plan to continue to invest in our team, technology, and products in order to increase the value we deliver to members and realize the full potential of the LinkedIn platform.”

Second Quarter Highlights and Strategic Announcements

•

In April 2011, LinkedIn opened up full access to the LinkedIn platform to developers, enabling them to build the professional Web. A number of new plug-ins were introduced, including the LinkedIn Share Button, which more than 100,000 publishers are now using to drive traffic to their sites. And later in the quarter, new Groups, Company, and Jobs APIs were introduced. LinkedIn now has more than 30,000 developers using its APIs.

•

LinkedIn extended its mobile presence with the April 2011 launch of LinkedIn for Android. In May, the flagship social news product, LinkedIn Today, came to the iPhone via LinkedIn for iPhone 3.6. In June, LinkedIn Today was added to Flipboard, giving professionals a new way to use the innovative iPad app to consume the news that matters to their professional lives. Mobile page views have increased approximately 400% year-over-year.

•

LinkedIn expanded its global footprint with the opening of an Asian regional headquarters in Singapore in May 2011 and a Northern European hub in Stockholm in June, bringing the total number of offices outside the U.S. to 12. Also in June, LinkedIn was made available to members in three new languages – Turkish, Russian, and Romanian, bringing the total to nine.

Second Quarter Financial Details and Operating Summary

LinkedIn reported revenue of $121.0 million for the quarter ended June 30, 2011, an increase of 120% compared to the second quarter of 2010.

•

Hiring Solutions – Revenue from Hiring Solutions products totaled $58.6 million, an increase of 170% compared to the second quarter of 2010. Hiring Solutions revenue represented 48% of total revenue in the second quarter of 2011, compared to 49% in the first quarter of 2011 and 40% in the second quarter of 2010.

•

Marketing Solutions – Revenue from Marketing Solutions products totaled $38.6 million, an increase of 111% compared to the second quarter of 2010. Marketing Solutions revenue represented 32% of total revenue in the second quarter of 2011, compared to 30% in the first quarter of 2011 and 33% in the second quarter of 2010.

•

Premium Subscriptions – Revenue from Premium Subscriptions products totaled $23.9 million, an increase of 60% compared to the second quarter of 2010. Premium Subscriptions represented 20% of total revenue in the second quarter of 2011, compared to 21% in the first quarter of 2011 and 27% in the second quarter of 2010.

Revenue from the U.S. totaled $82.7 million, and represented 68% of total revenue in the second quarter of 2011. Revenue from international totaled $38.3 million, and represented 32% of total revenue in the second quarter of 2011.

Revenue from the field sales channel totaled $66.7 million, and represented 55% of total revenue in the second quarter of 2011. Revenue from the online, direct sales channel totaled $54.3 million, and represented 45% of total revenue in the second quarter of 2011.

Net income for the second quarter was $4.5 million, compared to $4.3 million for the second quarter of 2010. Adjusted EBITDA was $26.3 million in the second quarter of 2011, or 22% of revenue, compared to $11.5 million in the second quarter of 2010, or 21% of revenue.

GAAP EPS was $0.04 based on 103.1 million fully-diluted weighted shares outstanding compared to $0.02 for the second quarter of 2010 based on 45.6 million fully-diluted weighted shares outstanding; Non-GAAP EPS was $0.10 based on 103.1 million fully-diluted weighted shares outstanding compared to $0.07 for the second quarter of 2010 based on 91.3 million fully-diluted weighted shares outstanding.

“Strength in our engagement metrics, outperformance in our leveraged online channels, and a growing backlog with key corporate clients drove record revenues and adjusted EBITDA during the quarter,” said Steve Sordello, CFO of LinkedIn. “We will continue to take a long-term perspective and invest aggressively in the global LinkedIn platform.”

For additional information, please see the “Selected Company Metrics and Financials” page, updated through the end of the second quarter of 2011, on LinkedIn’s Investor Relations site.

Business Outlook

As of today, LinkedIn is initiating guidance for its third quarter of 2011 and full year 2011 revenue and adjusted EBITDA guidance.

•

Q3 FY11 Guidance: Revenue for the third quarter of 2011 is projected to be in the range of approximately $121 million to approximately $125 million. For the third quarter of 2011, the company expects to report adjusted EBITDA of approximately $9 million to approximately $11 million.

•

Full Year FY11 Guidance: Revenue for the full year of 2011 is projected to be in the range of approximately $475 million to approximately $485 million. For the full year of 2011, the company expects to report adjusted EBITDA of approximately $65 million to approximately $70 million.

Quarterly Conference Call

LinkedIn plans to host a webcast/conference call to discuss its second quarter 2011 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call may contain forward-looking statements and other material information regarding the Company’s financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 5:00 p.m. Pacific Time on August 4, 2011 through August 11, 2011 at 9:00 p.m. Pacific Time. To listen to the telephone replay, please call (706) 645-9291, access code 75477524.

About LinkedIn

Founded in 2003, LinkedIn connects the world’s professionals to make them more productive and successful. With more than 120 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world’s largest professional network on the Internet. The company has a diversified business model with revenue coming from member subscriptions, marketing solutions and hiring solutions. Headquartered in Silicon Valley, LinkedIn also has offices across North America, as well as throughout Europe, Asia and Australia.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors’ operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Income tax effect of non-GAAP adjustments. Excluding the income tax effect of non-GAAP adjustments from the provision for income taxes assists investors in understanding the tax provision related to those adjustments and the effective tax rate related to ongoing operations.

Assumed preferred stock conversion. As a result of the company’s initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted net income per share has been calculated assuming the conversion of all outstanding shares of preferred stock into shares of Class B common stock.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for stock-based compensation, other income (expense), provision for income taxes, and depreciation and amortization, which are the reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about expected financial metrics such as revenue, adjusted EBITDA, and EPS, as well as non-financial metrics, such as member growth, page views and unique visitors to the company’s site, for the third quarter of 2011 and the full fiscal year and beyond. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with the company’s short operating history in a new and unproven market; engagement of its members; the price volatility of its Class B common stock; expectations regarding the company’s ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that its website is accessible at all times with short or no perceptible load times; security measures and the risk that the company’s website may be subject to attacks that degrade or deny the ability of members to access the company’s solutions; members and customers curtailing or ceasing to use the company’s solutions; the company’s core value of putting members first, which may conflict with the short-term interests of the business; privacy issues; increasing competition in the market for online professional networks; and the dual class structure of the company’s common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the quarter ended June 30, 2011. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of August 4, 2011, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$352,854	$92,951
Short-term investments	19,260	—
Accounts receivable (net of allowance for doubtful accounts of $3,712 and $2,672 at June 30, 2011 and December 31, 2010, respectively)	70,241	58,263
Deferred commissions	7,952	8,684
Prepaid expenses and other current assets	12,047	5,767
Income tax receivable	3,586	3,090
Deferred income taxes	3,451	3,451

Total current assets	469,391	172,206
Property and equipment, net	83,033	56,743
Goodwill	1,564	—
Intangible assets, net	4,577	5,232
Other assets	3,925	4,007

TOTAL ASSETS	$562,490	$238,188

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,767	$2,064
Accrued liabilities	48,844	38,003
Deferred revenue	99,444	64,985
Income tax payable	258	420

Total current liabilities	152,313	105,472
LONG TERM LIABILITIES	2,021	1,861
DEFERRED TAX LIABILITIES	11,655	6,625

Total liabilities	165,989	113,958

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	87,981
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	15,846
Class A and Class B common stock	10	4
Additional paid-in capital	394,565	25,074
Accumulated other comprehensive income (loss)	7	(3)
Accumulated earnings (deficit)	1,919	(4,672)

Total stockholders’ equity	396,501	36,249

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$562,490	$238,188

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net revenue	$121,040	$54,895	$214,972	$99,611

Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	18,403	9,842	35,186	18,147
Sales and marketing	36,019	13,055	65,380	23,509
Product development	30,414	14,822	55,149	26,963
General and administrative	16,673	7,667	30,287	14,339
Depreciation and amortization	9,602	4,201	17,761	8,141

Total costs and expenses	111,111	49,587	203,763	91,099

Income from operations	9,929	5,308	11,209	8,512

Other income (expense), net	11	(357)	460	(703)

Income before income taxes	9,940	4,951	11,669	7,809
Provision for income taxes	5,427	658	5,078	1,701

Net income	$4,513	$4,293	$6,591	$6,108

Net income attributable to common stockholders	$4,513	$938	$6,591	$938

Net income per share attributable to common stockholders:
Basic	$0.07	$0.02	$0.12	$0.02

Diluted	$0.04	$0.02	$0.07	$0.02

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	69,395	42,232	56,631	42,100

Diluted	103,129	45,624	100,131	44,927

LINKEDIN CORPORATION

SUPPLEMENTAL REVENUE INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue by product:
Hiring Solutions	$58,619	$21,723	$104,953	$38,652
Marketing Solutions	38,571	18,308	66,253	32,534
Premium Subscriptions	23,850	14,864	43,766	28,425

Total	$121,040	$54,895	$214,972	$99,611

Revenue by geography:
United States	$82,739	$40,299	$147,859	$72,834
International	38,301	14,596	67,113	26,777

Total	$121,040	$54,895	$214,972	$99,611

Revenue by channel:
Field sales	$66,699	$30,202	$117,327	$53,886
Online sales	54,341	24,693	97,645	45,725

Total	$121,040	$54,895	$214,972	$99,611

LINKEDIN CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Non-GAAP net income and net income per share:
GAAP net income	$4,513	$4,293	$6,591	$6,108
Add back: stock-based compensation	6,815	1,955	10,658	3,889
Add back: amortization of intangible assets	862	53	1,671	107
Income tax effect of non-GAAP adjustments	(1,414)	134	(2,392)	535

NON-GAAP NET INCOME	$10,776	$6,435	$16,528	$10,639

GAAP diluted shares	103,129	45,624	100,131	44,927
Add back: assumed preferred stock conversion	—	45,647	—	45,647

NON-GAAP DILUTED SHARES	103,129	91,271	100,131	90,574

NON-GAAP DILUTED NET INCOME PER SHARE	$0.10	$0.07	$0.17	$0.12

Adjusted EBITDA:
Net income	$4,513	$4,293	$6,591	$6,108
Provision for income taxes	5,427	658	5,078	1,701
Other (income) expense, net	(11)	357	(460)	703
Depreciation and amortization	9,602	4,201	17,761	8,141
Stock-based compensation	6,815	1,955	10,658	3,889

ADJUSTED EBITDA	$26,346	$11,464	$39,628	$20,542

Press contact

Hani Durzy

hdurzy@linkedin.com

650-605-0829

Investor contact

Marilyn Lattin

mlattin@linkedin.com

650-605-0711